UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 9, 2025
Expensify, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41043	27-0239450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 SW 5th Ave
Portland, Oregon 97204
(Address of Principal Executive Offices) (Zip Code)
(971) 365-3939
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EXFY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 9, 2025, Expensify, Inc. (“Expensify” or the “Company”) as borrower, the lenders party thereto and Canadian Imperial Bank of Commerce (“CIBC”), as administrative agent, entered into a Letter of Credit Facility and Security Agreement (the “LOC Security Agreement”). As previously disclosed, on July 1, 2025, the Company terminated the revolving credit facility under its Second Amended and Restated Loan and Security Agreement, dated February 13, 2025 and subsequently amended, between the Company, as borrower, the lenders party thereto, and CIBC, as administrative agent (as amended, the “Loan and Security Agreement”). Following such termination, certain terms, including collateral security, survived the termination with respect to outstanding Contingent Obligations (as defined in the Loan and Security Agreement) arising from Bank Services (as defined in the Loan and Security Agreement), and the Company’s $7.5 million irrevocable standby letter of credit originally issued under the Loan and Security Agreement remained outstanding (the “LOC”). As of October 9, 2025, the Company had no amounts drawn on the LOC. The LOC Security Agreement, among other things, provides for the issuance of additional irrevocable standby letters of credit, governs the terms of the LOC, and grants to CIBC, for the ratable benefit of the lenders, a security interest in substantially all of the assets of the Company and its subsidiaries (including intellectual property), and also replaces the Loan and Security Agreement with respect to the Contingent Obligations described above. The LOC Security Agreement contains customary affirmative and negative covenants, representations and warranties, and default provisions.

The foregoing description of the LOC Security Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the LOC Security Agreement, a copy of which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The LOC Security Agreement has been included as an exhibit to this filing to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about Expensify or any of its subsidiaries. The representations and warranties in the LOC Security Agreement were made only for the purposes of the LOC Security Agreement, as of a specified date, and may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the LOC Security Agreement are not necessarily characterizations of the actual state of facts concerning Expensify or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that Expensify makes publicly available in reports, statements and other documents filed with the SEC.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this current report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Credit Security Agreement, dated as of October 9, 2025, by and among the Company, the Lenders party thereto, and the Canadian Imperial Bank of Commerce.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expensify, Inc.

By:	/s/ Ryan Schaffer
Name:	Ryan Schaffer
Title:	Chief Financial Officer
Date: October 15, 2025